Exhibit 10.125

GUARANTY OF PAYMENT AND COMPLETION

This GUARANTY OF PAYMENT AND COMPLETION dated as of December 20, 2012, (this “Guaranty”), is executed by CORONUS SOLAR, INC., a company incorporated under the laws of Canada (“Guarantor”), to and for the benefit of CLEAN FOCUS FINANCING COMPANY, LP, a Delaware limited partnership (together with its successors and assigns, "Lender").

R E C I T A L S:

A.           Lender has agreed to make a loan in the stated principal amount of Four Million and 00/100 Dollars ($4,000,000.00) (the “Loan”) to CORONUS ENERGY CORP., a Delaware corporation (“Owner”), and the fifteen (15) Delaware limited liability companies identified on Exhibit A, in each of which Owner holds one hundred percent (100%) of the authorized and outstanding membership interests (the “Project Companies” and collectively with the Owner, the “Borrower”). The Loan is evidenced by a Promissory Note (the “Note”) of even date herewith between the Borrower and the Lender for the purpose of financing certain costs to develop, interconnect and permit fifteen (15) solar photovoltaic energy generation facilities of the Project Companies to be located in San Bernardino County, California, United States of America (the “Projects”).  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Note.

B.           As a condition precedent to Lender’s extension of the Loan to Borrower and in consideration therefor, Lender has required the execution and delivery of (i) this Guaranty by Guarantor, (ii) that certain Promissory Note dated as of even date herewith, executed by Borrower and made payable to the order of Lender (the “Note”), evidencing the Loan, and (iii) the other Loan Documents (as defined in the Note).

C.           Guarantor is the sole owner of one hundred percent (100%) of the capital stock of the Owner and, receiving a benefit from the Lender’s entering into the Loan and having a financial interest in the development of the Projects, has agreed to execute and deliver this Guaranty to Lender.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Guarantor hereby agrees as follows:

A G R E E M E N T S:

1.   Guaranty of Payment.  Guarantor hereby unconditionally, absolutely and irrevocably guaranties to Lender the punctual payment and performance when due, whether at stated maturity or by acceleration or otherwise, of the indebtedness and other obligations of Borrower to Lender evidenced by the Note and any other amounts that may become owing by Borrower under the Loan Documents (such indebtedness, obligations and other amounts are hereinafter referred to as “Payment Obligations”).  This Guaranty is a present and continuing guaranty of payment and not of collectability, and Lender shall not be required to prosecute collection, enforcement or other remedies against Borrower or any other guarantor of the Payment Obligations, or to enforce or resort to any collateral for the repayment of the Payment

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Obligations or other rights or remedies pertaining thereto, before calling on Guarantor for payment.  If for any reason Borrower shall fail or be unable to pay, punctually and fully as required under the Loan Documents, any of the Payment Obligations, Guarantor shall jointly and severally pay such obligations to Lender in full immediately upon demand.  One or more successive actions may be brought against any or all of Guarantor, as often as Lender deems advisable, until all of the Payment Obligations are paid and performed in full.  The Payment Obligations and the Construction Obligations (as defined below) together with all other payment and performance obligations of Guarantor hereunder, are referred to herein as the “Obligations”.

2.   Performance Guaranty.

      (a)       Guarantor absolutely, unconditionally and irrevocably undertakes and guarantees, for the benefit of Lender and each and every present and future holder or holders of the Note or assignee or assignees of the Loan Documents, that all obligations of Borrower to continue development of the Projects, and comply with the terms and requirements of all Interconnection Agreements, Rule 21 generating facility interconnections requirements, conditional use permits and power purchase agreements under the CREST program with Southern California Edison (each a “CREST PPA”) and other  project agreements now existing or hereafter in existence as a result of the application of advances of the Loan and other performance obligations of Borrower relating to development of the Projects under the Loan Documents  (collectively, the “Construction Obligations”) shall be completed promptly when required pursuant to, and in accordance with, the terms and conditions contained in the Loan Documents, free and clear of any and all liens, charges, security interests and claims of any kind and nature whatsoever.  Guarantor shall cause the Construction Obligations to be performed, completed and paid for in the manner and at the applicable times required to be so performed, completed and paid for by Borrower, to the extent that Borrower fails to do so at any and all applicable times.

      (b)       Upon the occurrence of an Event of Default by Borrower under the Loan Documents, Guarantor agrees, on not more than fifteen (15) days written demand by Lender (a “Demand Notice”) to commence performance of the Construction Obligations and to diligently pursue performance thereof to completion, as described below.  Guarantor shall indemnify, defend and hold Lender harmless from and against any and all loss, damage, cost, expense, injury or liability Lender may suffer or incur in connection with third party claims brought as a result of the performance of the Construction Obligations by Guarantor (other than as a result of the gross negligence or willful misconduct of Lender or a delay caused by Lender).  If Guarantor fails to commence and pursue diligently the performance of the Construction Obligations within fifteen (15) days after its receipt of a Demand Notice, then, either before or after pursuing any other remedy of Lender against Guarantor or Borrower and regardless of whether Lender shall ever pursue any such other remedy, Lender shall have the right to complete the Construction Obligations, or call upon any other reputable parties to complete the Construction Obligations, in accordance with the applicable Interconnection Agreements, conditional use permits and applicable CREST PPAs, and shall have the right to expend such sums as Lender in its discretion deems proper in order so to complete the Construction Obligations.  During the course of any development activities undertaken by

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Lender or by any other party on behalf of Lender, Guarantor shall pay on demand any amounts due to any party necessary to complete the Construction Obligations, without regard to any limitation on liability set forth herein (except for the gross negligence or willful misconduct of Lender or a delay caused by Lender); provided, however, Guarantor’s liability shall not exceed the outstanding Payment Obligations at any time plus any other obligations incurred by Lender in connection with the Projects, including but not limited to obligations incurred by Lender to complete the Construction Obligations.  Lender at any time may require Guarantor to perform or supervise the performance of such work in lieu of Lender or any party engaged by Lender.  The obligations of Guarantor in connection with such work shall not be affected by any errors or omissions of Borrower, any Contractor or Subcontractor, or any agent or employee of any of them in design, supervision or performance of the work, it being understood that such risk is assumed by Guarantor.  Neither the completion of the Construction Obligations nor failure of said parties to complete the Construction Obligations shall relieve Guarantor of any liabilities hereunder; rather, such liability shall be continuing, except as otherwise provided herein, and may be enforced by Lender to the end that the Construction Obligations shall be completed timely as contemplated by the Note, the project agreements, and the plans and specifications, free of any liens, and without loss, expense, injury or liability of any kind to Lender.

      (c)       For purposes of this Section 2, the Construction Obligations shall be deemed to be completed upon delivery to Lender of evidence satisfactory to Lender  that the objective of each advance pursuant to the Loan has been achieved

3.   Representations and Warranties.  The following shall constitute representations and warranties of Guarantor, and Guarantor hereby acknowledges that Lender intends to make the Loan in reliance thereon:

      (a)       Guarantor is not in default, in any material respect, and to Guarantor’s knowledge no event has occurred which, with the passage of time and/or the giving of notice, would constitute a default, under any agreement to which Guarantor is a party, the effect of which will materially impair performance by Guarantor of its obligations under this Guaranty.  Neither the execution and delivery of this Guaranty nor compliance with the terms and provisions hereof will violate any applicable law, rule, regulation, judgment, decree or order applicable to Guarantor, or will conflict with or result in any material breach of any of the terms, covenants, conditions or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind that creates, represents, evidences or provides for any lien, charge or encumbrance upon any of the property or assets of Guarantor, or any other indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which Guarantor is a party or to which Guarantor or the property of Guarantor may be subject.

      (b)       There are no litigation, arbitration, governmental or administrative proceedings, or actions, examinations, claims or demands pending, or to the knowledge of Guarantor, threatened that could materially adversely affect performance by Guarantor of its obligations under this Guaranty.

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    (c)         Neither this Guaranty nor any statement or certification as to facts previously furnished or required herein to be furnished to Lender by Guarantor, contains any material inaccuracy or untruth in any representation, covenant or warranty or omits to state a fact material to this Guaranty.

4.   Continuing Guaranty.  Guarantor agrees that the performance of the Obligations by Guarantor shall be a primary obligation, shall not be subject to any counterclaim, set-off, abatement, deferment or defense based upon any claim that Guarantor may have against Lender, Borrower, any other guarantor of the Obligations or any other person or entity, and shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by, any circumstance or condition (whether or not Guarantor shall have any knowledge thereof), including without limitation:

      (a)       any lack of validity or enforceability of any of the Loan Documents;

      (b)       any termination, amendment, modification or other change in any of the Loan Documents, including, without limitation, any modification of the interest rate(s) described therein;

      (c)       any furnishing, exchange, substitution or release of any collateral securing repayment of the Loan, or any failure to perfect any lien in such collateral;

      (d)       any failure, omission or delay on the part of Borrower, Guarantor, any other guarantor of the Obligations or Lender to conform or comply with any term of any of the Loan Documents or any failure of Lender to give notice of any Event of Default (as defined in the Note);

      (e)       any waiver, compromise, release, settlement or extension of time of payment or performance or observance of any of the obligations or agreements contained in any of the Loan Documents;

      (f)        any action or inaction by Lender under or in respect of any of the Loan Documents, any failure, lack of diligence, omission or delay on the part of Lender to perfect, enforce, assert or exercise any lien, security interest, right, power or remedy conferred on it in any of the Loan Documents, or any other action or inaction on the part of Lender;

      (g)       any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshalling of assets and liabilities or similar events or proceedings with respect to Borrower, Guarantor or any other guarantor of the Obligations, as applicable, or any of their respective property or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

      (h)       any merger or consolidation of either Borrower into or with any entity, or any sale, lease or transfer of any of the assets of either Borrower, Guarantor or any other guarantor of the Obligations to any other person or entity;

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      (i)        any change in the ownership of either Borrower or any change in the relationship between either Borrower, Guarantor or any other guarantor of the Obligations, or any termination of any such relationship;

      (j)        any release or discharge by operation of law of either Borrower, Guarantor or any other guarantor of the Obligations from any obligation or agreement contained in any of the Loan Documents; or

      (k)       any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing and whether foreseen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against either Borrower or Guarantor to the fullest extent permitted by law.

5.   Waivers.  To the extent permitted by applicable law, Guarantor expressly and unconditionally waives (i) notice of any of the matters referred to in Section 4 above, (ii) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under any of the Loan Documents and notice of any Event of Default or any failure on the part of Borrower, Guarantor or any other guarantor of the Obligations to perform or comply with any covenant, agreement, term or condition of any of the Loan Documents, (iii) any right to the enforcement, assertion or exercise against Borrower, Guarantor or any other guarantor of the Obligations of any right or remedy conferred under any of the Loan Documents, (iv) any requirement of diligence on the part of any person or entity, (v) any requirement on the part of Lender to exhaust any remedies or to mitigate the damages resulting from any default under any of the Loan Documents, and (vi) any notice of any sale, transfer or other disposition of any right, title or interest of Lender under any of the Loan Documents.

6.   Subordination.  Guarantor agrees that any and all present and future debts and obligations of either Borrower to Guarantor are hereby subordinated to the claims of Lender and are hereby assigned by Guarantor to Lender as security for the Obligations and the obligations of Guarantor under this Guaranty.

7.   Subrogation Waiver.  Until the Obligations are paid in full and all periods under applicable bankruptcy law for the contest of any payment by Guarantor or Borrower as a preferential or fraudulent payment have expired, Guarantor knowingly, and with advice of counsel, to the extent permitted by applicable law, waives, relinquishes, releases and abandons all rights and claims to indemnification (except as provided herein), contribution, reimbursement, subrogation and payment which Guarantor may now or hereafter have by and from either Borrower and the successors and assigns of either Borrower, for any payments made by Guarantor to Lender, including, without limitation, any rights which might allow either Borrower, either Borrower’s successors, a creditor of either Borrower, or a trustee in bankruptcy of either Borrower to claim in bankruptcy or any other similar proceedings that any payment made by either Borrower or either Borrower’s successors and assigns to Lender was on behalf of or for the benefit of Guarantor and that such payment is recoverable by either Borrower, a creditor or trustee in bankruptcy of either Borrower as a preferential payment, fraudulent

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conveyance, payment of an insider or any other classification of payment which may otherwise be recoverable from Lender.

8.   Reinstatement.  The obligations of Guarantor pursuant to this Guaranty shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Obligations or the obligations of Guarantor under this Guaranty is rescinded or otherwise must be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Guarantor or Borrower or otherwise, all as though such payment had not been made.

9.   Financial Statements.  Guarantor represents and warrants to Lender that (a) the financial statements of Guarantor previously submitted to Lender are true, complete and correct in all material respects, disclose all actual and contingent liabilities, and fairly present the financial condition of Guarantor as of the date thereof, and do not contain any untrue statement of a material fact or omit to state a fact material to the financial statements submitted or this Guaranty, and (b) no material adverse change has occurred in the financial statements from the dates thereof until the date hereof.  Guarantor shall furnish to Lender such additional financial statements as Lender may reasonably request.

10.     Transfers; Sales, Etc.  Guarantor shall not sell, lease, transfer, convey or assign any of Guarantor’s assets, including in particular but notwithstanding the generality of this prohibition, any of Guarantor’s assets which have been assigned or pledged as additional security for the Loan and the Note, unless such sale, lease, transfer, conveyance or assignment would not materially and adversely affect Guarantor’s ability to meet its obligations under this Guaranty.

11.     Enforcement Costs.  If:  (a) this Guaranty, is placed in the hands of one or more attorneys for collection or is collected through any legal proceeding; (b) one or more attorneys is retained to represent Lender in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Guaranty, or (c) one or more attorneys is retained to represent Lender in any other proceedings whatsoever in connection with this Guaranty, then Guarantor shall pay to Lender upon demand all fees, costs and expenses incurred by Lender in connection therewith, including, without limitation, reasonable attorney’s fees, court costs and filing fees (all of which are referred to herein as the “Enforcement Costs”), in addition to all other amounts due hereunder; provided, however, that if the highest court (whether trial or appellate) hearing an action brought by Lender against Guarantor hereunder determines that the defense or defenses raised by Guarantor in such action is or are a valid defense to all relief sought by Lender, Guarantor shall not be obligated to pay Enforcement Costs with respect to such action.

12.     Successors and Assigns.  This Guaranty shall inure to the benefit of Lender and its successors and assigns.  This Guaranty shall be binding on Guarantor and the respective heirs, legatees, successors and assigns of each Guarantor.  Guarantor agrees and acknowledges that the liability of Guarantor hereunder is independent of any other guarantees or other obligations at any time in effect with respect to the Obligations or any part thereof, and that the liability of Guarantor hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guarantees or other obligations.

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13.    No Waiver of Rights.  No delay or failure on the part of Lender to exercise any right, power or privilege under this Guaranty or any of the other Loan Documents shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance between the parties hereto. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.  No notice to or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand in the same, similar or other circumstance.

14.    Modification.  The terms of this Guaranty may be waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  No amendment, modification, waiver or other change of any of the terms of this Guaranty shall be effective without the prior written consent of Lender.

15.    Joinder.  Any action to enforce this Guaranty may be brought against Guarantor without any reimbursement or joinder of Borrower or any other guarantor of the Obligations in such action.

16.    Severability.  If any provision of this Guaranty is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Guarantor and Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Guaranty and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

17.    Applicable Law.  This Guaranty is governed as to validity, interpretation, effect and in all other respects by laws and decisions of the State of California.

18.    Notices.  Any notices, communications and waivers under this Guaranty shall be in writing and shall be (i) delivered in person, (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iii) sent by overnight express carrier, addressed in each case as follows:

To Lender:	Clean Focus Financing Company, LP 150 Mathilda Place Suite 206 Sunnyvale, California 94086 Attn: Stanley Chin

To Guarantors:	Coronus Solar, Inc. 1600 - 609 Granville Street Vancouver, British Columbia Canada V7Y IC3 Attn: Jeff Thachuk, President

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or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other party hereto.  All notices sent pursuant to the terms of this Section shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next Business Day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third Business Day following the day sent or when actually received.

19.  CONSENT TO JURISDICTION.  TO INDUCE LENDER TO ACCEPT THIS GUARANTY, GUARANTOR IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS GUARANTY MAY BE LITIGATED IN STATE OR FEDERAL COURT SITTING IN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, UNITED STATES OF AMERICA.  GUARANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF STATE OR FEDERAL COURT WITH APPLICABLE JURISDICTION SITTING IN THE COUNTY OF SANTA CLARA, STATE OF UNITED STATES OF AMERICA, WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO GUARANTOR AT THE ADDRESSES STATED HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

20.    WAIVER OF JURY TRIAL.  GUARANTOR AND LENDER (BY ACCEPTANCE HEREOF), HAVING BEEN REPRESENTED BY COUNSEL, KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  GUARANTOR AGREES THAT GUARANTOR WILL NOT ASSERT ANY CLAIM AGAINST LENDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

21.     Counterparts; Facsimile Signatures.  This Guaranty may be executed in any number of counterparts, all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.  Receipt of an executed signature page to this Guaranty by facsimile or other electronic transmission shall constitute effective delivery thereof.

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22.    Further Covenants.  To the extent of any inconsistency between this Section 22 and the other provisions of this Guaranty, the terms and provisions of this Section shall govern and control.  To the extent permitted by applicable law, Guarantor hereby waives and agrees not to assert or take advantage of any defense based upon:

      (a)       The incapacity, lack of authority, death or disability of Borrower or any other person or entity.

      (b)       The failure of Lender to commence an action against Borrower or any other Guarantor or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy whatsoever at anytime.

      (c)       Lack of notice of default, demand of performance or notice of acceleration to Borrower, any other Guarantor or any other party with respect to the Loan or the obligations guaranteed under this Agreement.

      (d)       The consideration for this Guaranty.

      (e)       Any acts or omissions of Lender that vary, increase or decrease the risk on any Guarantor.

      (f)        Any statute of limitations affecting the liability of any Guarantor hereunder, the liability of Borrower or any Guarantor under the Loan Documents, or the enforcement hereof, to the extent permitted by law.

      (g)       The application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or Guarantor.

      (h)       Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b) (2) of the Federal Bankruptcy Code or any successor statute.  "Bankruptcy Code" shall mean 11 U.S.C. Sections 101 et seq., as modified and/or recodified from time to time.

      (i)        Any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code.

      (j)        All rights and defenses that Guarantor may have because Borrower’s debt is secured by real property.  This means, among other things:

 (i)          Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower.

 (ii)         If Lender forecloses on any real property collateral pledged by Borrower:

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    (A)           The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

    (B)           Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower, or both of them.

This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower's debt is secured by real property.

      (k)       Any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal.

      (l)        Any claim or other rights which Guarantor may now have or hereafter acquire against Borrower that arise from the existence or performance of Guarantor's obligations under this Guaranty or any of the other Loan Documents, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification (except as otherwise provided herein), any right to participate in any claim or remedy of Lender against Borrower or any collateral which Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights.

      (m)      Any duty on the part of Lender to disclose to Guarantor any facts Lender may now or hereafter know about either Borrower, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges that Guarantor is fully responsible for being and keeping informed of the financial condition of each Borrower and of all circumstances bearing on the risk of nonperformance of any obligations hereby guaranteed.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty of Payment and Completion as of the date first above written.

GUARANTOR:
CORONUS SOLAR INC., a company incorporated under the laws of Canada

By: Jeff Thachuk

Name: Jeff Thachuk
Title: President

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EXHIBIT A - Schedule of Owner and Project LLC's

Owner:               Coronus Energy Corporation
                          1100 - 1200 West 73rd Ave.
                          Vancouver, BC
                          Canada  V6P 6G5

Project LLCs:

1.	Coronus 29-Palms North 1 LLC, a Delaware limited liability company

2.	Coronus 29-Palms North 2 LLC, a Delaware limited liability company

3.	Coronus 29-Palms North 3 LLC, a Delaware limited liability company

4.	Coronus Yucca Valley East 1 LLC, a Delaware limited liability company

5.	Coronus Yucca Valley East 2 LLC, a Delaware limited liability company

6.	Coronus Yucca Valley East 3 LLC, a Delaware limited liability company

7.	Coronus Joshua Tree East 1 LLC, a Delaware limited liability company

8.	Coronus Joshua Tree East 2 LLC, a Delaware limited liability company

9.	Coronus Joshua Tree East 3 LLC, a Delaware limited liability company

10.	Coronus Joshua Tree East 4 LLC, a Delaware limited liability company

11.	Coronus Joshua Tree East 5 LLC, a Delaware limited liability company

12.	Coronus Apple Valley East 1 LLC, a Delaware limited liability company

13.	Coronus Apple Valley East 2 LLC, a Delaware limited liability company

14.	Coronus Adelanto West 1 LLC, a Delaware limited liability company

15.	Coronus Adelanto West 2 LLC, a Delaware limited liability company

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